UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2022, Seagate Technology Holdings public limited company (the “Company”) and its subsidiary Seagate HDD Cayman (the “Borrower”) entered into an amendment and joinder (the “Amendment”) to the Credit Agreement, dated as of February 20, 2019, by and among the Company, the Borrower, the lenders party thereto, and The Bank of Nova Scotia, as administrative agent (as amended from time to time, the “Credit Agreement”). Pursuant to the Amendment, the Credit Agreement was amended to provide for a $600.0 million principal amount Term Loan A3, the proceeds of which may be used for general corporate purposes of the Borrower. The Term Loan A3 was borrowed in full at the closing of the Amendment. The Term Loan A3 is repayable in quarterly installments beginning on December 31, 2022 and is scheduled to mature on July 30, 2027. Once repaid or prepaid, the Term Loan A3 may not be reborrowed. The Term Loan A3 will bear interest, at the Borrower’s option, at a prime rate plus a variable margin of 0.25% to 1.5% or term SOFR plus a variable margin of 1.25% to 2.50%, in each case with such margin being determined based on the corporate credit rating of the Borrower or one of its parent entities. The Term Loan A3 is guaranteed by the same guarantors (“Guarantors”) that guarantee the Credit Agreement. The Amendment also amended the Credit Agreement to replace the LIBOR interest rate options with term SOFR based interest rate options and to permit the Borrower to increase the revolving loan commitments or obtain new term loans of up to $100.0 million in the aggregate, subject to the satisfaction of certain terms and conditions. The other material terms of the Credit Agreement remain unchanged.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Borrower or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date: August 19, 2022	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer